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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported)  May 16, 2005

                                  MetLife, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

            1-15787                                      13-4075851
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    (Commission File Number)                   (IRS Employer Identification No.)


      200 Park Avenue, New York, New York                      10166-0188
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   (Address of Principal Executive Offices)                    (Zip Code)

                                  212-578-2211
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              (Registrant's Telephone Number, Including Area Code)

                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01  Entry into a Material Definitive Agreement.

     On May 18, 2005, MetLife, Inc., a Delaware corporation (the "Company"), entered into an Employment Continuation Agreement with Steven Kandarian, Executive Vice President and Chief Investment Officer, and an Amended and Restated Employment Continuation Agreement with Catherine A. Rein, Senior Executive Vice President and Chief Administrative Officer. Each agreement provides that, if a change of control of the Company occurs, as defined in the agreements, the executive's employment would continue for a period of three years and be governed by the agreement during that time. If the executive's terms and conditions of employment during that three-year period do not satisfy specified standards regarding base pay, incentive compensation, benefits, and other terms, the executive may terminate employment and receive termination benefits, including up to three year continuation of existing benefits, additional service credit for pension benefits for up to a three years or until the executive's sixty-fifth birthday (whichever comes first), and a lump-sum severance payment equal to three times the sum of the executive's current base salary and average annual bonus award over the preceding three years. The same termination benefits would be due if the Company terminates the executive's employment during the three-year period without cause. As defined in the agreements, cause includes conviction of a felony, misconduct causing material harm to the Company, and similar conduct. Ms. Rein's agreement provides that she would be made whole for any excise taxes due as a result of payments exceeding the change of control excise tax threshold. Mr. Kandarian's agreement provides he would be made whole for any excise taxes due as a result of payments exceeding the change of control excise tax threshold so long as the value of all payments taken into account for purposes of determining if excise tax is due exceeds the maximum amount which can be paid to him without incurring an excise tax by ten per cent (10%) or more; otherwise, the amounts payable to him under the agreement will be reduced to the maximum amount which may be paid without incurring an excise tax.

     The foregoing descriptions of the Employment Continuation Agreement and the Amended and Restated Employment Continuation Agreement are not complete and are qualified in their entirety by reference to these agreements, which are filed hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

     On May 16, 2005, the Company entered into a $7,000,000,000 senior bridge credit facility (the "Bridge Facility") with Bank of America, N.A., as administrative agent, Goldman Sachs Credit Partners L.P., as syndication agent, and Banc of America Securities LLC and Goldman Sachs Credit Partners L.P., as joint lead arrangers and book managers.

     The Company may determine to utilize some or all of the Bridge Facility to finance a portion of the purchase price, as well as costs and expenses, of its acquisition from Citigroup Inc. of Travelers Insurance Company, including substantially all of Citigroup Inc.'s international insurance businesses (the "Acquisition"). Funding under the Bridge Facility, if it occurs, may occur in up to two parts, so long as the first Funding relates to the acquisition of not less than 80% of the value of the assets contemplated to be acquired pursuant to the agreement relating to the Acquisition (the "Acquisition Agreement"). Each partial Funding will occur on the same date as the closing of the respective portion of the Acquisition, but, in each case, in no event later than the first business day of February 2006 (each funding under the Bridge Facility, a "Funding").

     Other conditions precedent to Funding are typical for transactions of this type, including (i) no material adverse change since December 31, 2004 in the business, assets, or condition of the Company and its subsidiaries, taken as a whole, (ii) all conditions precedent contained in the Acquisition Agreement to the consummation of that portion of the Acquisition shall have been satisfied or waived, (iii) review and acceptance by the administrative agent and joint lead arrangers of the Acquisition Agreement, including amendments thereto and waivers therefrom, (iv) receipt of assurances that the senior unsecured debt ratings will remain at or above a specified level before and after the Acquisition, and
(v) satisfaction of certain financial covenants also found in other credit facilities of the Company.

     Loans under the Bridge Facility may be base rate loans or eurodollar rate loans. Base rate loans bear interest at the higher of (i) the Federal Funds Rate plus 1/2 of 1%, and (ii) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its prime rate. Eurodollar rate loans bear interest at LIBOR divided by 1.00 minus the reserve percentage in effect under regulations issued from time to time by the Board of Governors of the Federal Reserve System of the United States for determining the maximum reserve requirement with respect to eurocurrency funding. Any amounts borrowed under the Bridge Facility must be repaid by the 364th day after the earlier of
(i) the seventh day prior to the first closing date of the Acquisition, and
(ii) June 24, 2005.

     The agents and arrangers (and their respective subsidiaries or affiliates) under the Bridge Facility have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking, trust and other advisory services to the Company, its subsidiaries or affiliates. These parties have received, and may in the future receive, customary compensation from the Company, its subsidiaries or affiliates, for such services.

     The foregoing description of the Bridge Facility is not complete and is qualified in its entirety by reference to the Bridge Facility, which is filed hereto as Exhibit 10.3 and incorporated herein by reference.
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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an
          Off-Balance Sheet Arrangement of a Registrant.

     The information set forth in Item 1.01 relating to the Bridge Facility is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

     (a) Not applicable.

     (b) Not applicable.

     (c)
         10.1 Employment Continuation Agreement dated May 18, 2005 between MetLife, Inc. and Steven Kandarian.

         10.2 Amended and Restated Employment Continuation Agreement dated May 18, 2005 between MetLife, Inc. and Catherine A. Rein.

         10.3 Credit Agreement, dated as of May 16, 2005, among MetLife, Inc., as borrower, and other parties signatory thereto.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                METLIFE, INC.

                                By:   /s/ Gwenn L. Carr
                                      ------------------------------------------
                                      Name: Gwenn L. Carr
                                      Title: Senior Vice-President and Secretary

Date: May 20, 2005



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                                 EXHIBIT INDEX
                                 -------------

Exhibit
Number          Exhibit
-------         -------
10.1            Employment Continuation Agreement dated May 18, 2005 between
                MetLife, Inc. and Steven Kandarian.

10.2 Amended and Restated Employment Continuation Agreement dated May 18, 2005 between MetLife, Inc. and Catherine A. Rein.

10.3 Credit Agreement, dated as of May 16, 2005, among MetLife, Inc., as borrower, and other parties signatory thereto.